Saga Communications, Inc. Reports 2nd Quarter 2012 Results

2nd Quarter Net Income Increased 62%

GROSSE POINTE FARMS, Mich., Aug. 7, 2012 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported free cash flow increased 7.3% to $6.8 million for the quarter ended June 30, 2012 compared to $6.3 million for the same period in 2011. The Company's net operating revenue increased 0.7% to $33.0 million while station operating expense decreased 4.6% compared to the same period last year to $22.0 million (station operating expense includes depreciation and amortization attributable to the stations). Operating income from continuing operations was $9.1 million compared to $7.8 million for the same period last year and net income for the period was $5.1 million ($1.21 per fully diluted share compared to $0.75 per fully diluted share for the same period last year).

For the six month period ended June 30, 2012, free cash flow increased 12.8% to $10.7 million. Net operating revenue increased 2.1% from the comparable period in 2011 to $62.3 million with operating income from continuing operations of $14.1 million compared to $12.0 million for the same period last year. Net income was $7.8 million ($1.84 per fully diluted share compared to $1.14 per fully diluted share for the same period last year). For the same period, station operating expense decreased 1.8% to $44.3 million (station operating expense includes depreciation and amortization attributable to the stations).

Capital expenditures in the second quarter of 2012 were $1.3 million compared to $1.4 million for the same period last year. The Company currently expects to spend approximately $4.5 to $5.0 million for capital expenditures during 2012.

As of June 30, 2012, the Company's outstanding bank debt was $57.8 million. The trailing 12 month bank debt leverage ratio calculated as a multiple of EBITDA was 1.6 times.

Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data table.

Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 2nd Quarter 2012 conference call will be on Tuesday, August 7, 2012 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 332-1213. A transcript of the call will be posted to the Company's web site.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on August 7, 2012 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our annual report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained herein.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Six Months Ended
June 30, 2012 and 2011
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Results
Net operating revenue	$32,986	$32,764	$62,309	$61,012
Station operating expense	21,959	23,016	44,319	45,150
Corporate general and administrative	1,940	1,949	3,889	3,889
Operating income from continuing operations	9,087	7,799	14,101	11,973
Interest expense	458	1,034	986	2,191
Write-off debt issuance costs	-	1,326	-	1,326
Other (income) expense, net	(8)	(95)	(10)	(32)
Income from continuing operations before income tax	8,637	5,534	13,125	8,488
Income tax expense	3,438	2,251	5,223	3,457
Income from continuing operations, net of income taxes	5,199	3,283	7,902	5,031
Loss from discontinued operations, net of income taxes	(67)	(113)	(65)	(199)
Net income	$5,132	$3,170	$7,837	$4,832
Basic earnings (loss) per share:
From continuing operations	$1.22	$0.77	$1.86	$1.19
From discontinued operations	(0.01)	(0.02)	(0.01)	(0.05)
Earnings per share	$1.21	$0.75	$1.85	$1.14
Diluted earnings (loss) per share:
From continuing operations	$1.22	$0.77	$1.86	$1.19
From discontinued operations	(0.01)	(0.02)	(0.02)	(0.05)
Earnings per share	$1.21	$0.75	$1.84	$1.14
Weighted average common shares	4,246	4,242	4,243	4,237
Weighted average common and common
equivalent shares	4,247	4,245	4,250	4,242

Free Cash Flow
Net income	$5,132	$3,170	$7,837	$4,832
Plus: Depreciation and amortization:
Station	1,620	1,666	3,256	3,324
Corporate	56	59	113	113
Discontinued operations	97	96	194	189
Deferred tax provision	1,163	1,395	1,773	2,050
Non-cash compensation	25	74	82	236
Debt issuance cost write-off	-	1,326	-	1,326
Other (income) expense, net	(8)	(95)	(10)	(27)
Less: Capital expenditures	(1,313)	(1,377)	(2,502)	(2,522)
Free cash flow	$6,772	$6,314	$10,743	$9,521

Balance Sheet Data
Working capital			$19,731	$22,525
Net fixed assets			$59,734	$61,850
Net intangible assets and other assets			$98,443	$99,627
Total assets			$191,844	$201,623
Long-term debt (including current
portion of $0 and $3,000, respectively)			$58,828	$89,078
Stockholders' equity			$100,815	$85,030

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Six Months Ended
June 30, 2012 and 2011
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2012:
Net operating revenue	$28,482	$4,504	$ -	$32,986
Station operating expense	18,921	3,038	-	21,959
Corporate G&A	-	-	1,940	1,940
Operating income (loss) from continuing operations	$9,561	$1,466	$(1,940)	$9,087
Depreciation and amortization	$1,274	$346	$56	$1,676

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2011:
Net operating revenue	$28,611	$4,153	$ -	$32,764
Station operating expense	20,004	3,012	-	23,016
Corporate G&A	-	-	1,949	1,949
Operating income (loss) from continuing operations	$8,607	$1,141	$(1,949)	$7,799
Depreciation and amortization	$1,348	$318	$59	$1,725

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2012:
Net operating revenue	$53,682	$8,627	$ -	$62,309
Station operating expense	38,276	6,043	-	44,319
Corporate G&A	-	-	3,889	3,889
Operating income (loss) from continuing operations	$15,406	$2,584	$(3,889)	$14,101
Depreciation and amortization	$2,571	$685	$113	$3,369

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2011:
Net operating revenue	$53,117	$7,895	$ -	$61,012
Station operating expense	39,282	5,868	-	45,150
Corporate G&A	-	-	3,889	3,889
Operating income (loss) from continuing operations	$13,835	$2,027	$(3,889)	$11,973
Depreciation and amortization	$2,687	$637	$113	$3,437

Saga Communications, Inc. Selected Supplemental Financial Data June 30, 2012 (amounts in 000's except ratios) (Unaudited)

			Less:	Plus:	Trailing
		12 Mos Ended	6 Mos Ended	6 Mos Ended	12 Mos Ended
		December 31,	June 30,	June 30,	June 30,
		2011	2011	2012	2012
Trailing 12 Month Consolidated EBITDA (1)
Net income		$12,631	$4,832	$7,837	$15,636
Less:	(Loss) gain on sale of assets	(643)	(80)	15	(548)
	Loss on write off of unamortized debt issuance costs	(1,326)	(1,326)	-	-
	Other	348	294	188	242
Total exclusions		(1,621)	(1,112)	203	(306)

Consolidated Adjusted Net Income (1)		14,252	5,944	7,634	15,942
Plus:	Interest expense	3,420	2,191	986	2,215
	Income tax expense	8,430	3,321	5,180	10,289
	Depreciation & amortization expense	7,486	3,626	3,563	7,423
	Amortization of television syndicated programming contracts	721	370	344	695
	Non-cash stock based compensation expense	383	236	82	229
Less: Cash television programming payments		(715)	(364)	(353)	(704)
Trailing twelve month consolidated EBITDA (1)		$33,977	$15,324	$17,436	$36,089

Total long-term debt, including current maturities					$58,828
Divided by trailing twelve month consolidated EBITDA (1)					36,089
Leverage ratio					1.6

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, +1-313-886-7070